Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement (Form S-8) and related Prospectus pertaining to the 2008 Long-Term Incentive Equity Plan of Primoris Services Corporation of our report dated March 20, 2009, relating to the consolidated financial statements of Primoris Services Corporation appearing in its Annual Report on Form 10-K for the year ended December 31, 2008.

/s/ Moss Adams
Irvine, California
May 26, 2009